Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement on Form S-3 of VSE Corporation of our report dated April 23, 2026 relating to the consolidated financial statements of PAG Holding Corp. and Subsidiaries, included in the Current Report on Form 8-K of VSE Corporation dated May 7, 2026, filed with the Securities and Exchange Commission, and to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Baker Tilly US, LLP

Peachtree Corners, GA
May 6, 2026